Exhibit 3.46

CERTIFICATE OF LIMITED PARTNERSHIP

OF

HUGHES UTILITIES, LTD.

(a Florida limited partnership)

The undersigned, desiring to form a limited partnership pursuant to the laws of the State of Florida, does hereby certify as follows:

1. Name. The name of the limited partnership is as follows:

Hughes Utilities, Ltd.

2. Address. The street address of the principal place of business and the mailing address for the limited partnership are as follows:

One Hughes Way

Orlando, FL 32805

3. Registered Agent. The address of the office and the name and address of the agent for service of process required to be maintained by Section 620.105, Florida Statutes, are as follows:

Corporation Service Company

1201 Hayes Street

Tallahassee, FL 32301

4. General Partner. The name and business address of the general partner of the limited partnership are as follows:

Hughes GP & Management, Inc.

One Hughes Way

Orlando, FL 32805

5. Termination. The latest date upon which the limited partnership is to dissolve is December 31, 2054.

Under penalties of perjury, the undersigned declares that it has read the foregoing and knows the contents thereof and that the facts stated therein are true and correct.

Signed this 19th day of November, 2004.

GENERAL PARTNER:

HUGHES GP & MANAGEMENT, INC.

By:	/s/ John Z. Paré
Name:	John Z. Paré
Title:	Secretary

ACCEPTANCE OF DESIGNATION AS REGISTERED AGENT

AND AGENT FOR SERVICE OF PROCESS

The undersigned, having been designated the Agent for Service of Process, pursuant to Section 620.105, Florida Statutes, and Registered Agent, pursuant to Section 620.192, Florida Statutes, of Hughes Utilities, Ltd., a limited partnership to be formed concurrently herewith under the Florida Revised Uniform Limited Partnership Act (1986), does hereby accept such designation and the obligations provided for in Sections 620.105 and 620.192, Florida Statutes.

CORPORATION SERVICE COMPANY

Dated:	11-22, 2004	By:	/s/ Carla Lohi
		Name:	Carla Lohi
		Title:	Asst. Vice President

AFFIDAVIT OF CAPITAL CONTRIBUTIONS

The undersigned, Hughes GP & Management, Inc., the sole general partner of Hughes Utilities, Ltd., a Florida limited partnership, certifies:

1.	The amount of capital contributions to date of the limited partners is $0.

2.	The total amount of capital anticipated to be contributed by the limited partners at this time totals $1,000.

Signed this 19th day of November, 2004.

FURTHER AFFIANT SAYETH NOT.

Under the penalties of perjury, the undersigned declares that it has read the foregoing and knows the contents thereof and that the facts stated herein are true and correct.

GENERAL PARTNER:

HUGHES GP & MANAGEMENT, INC.

By:	/s/ John Z. Paré
Name:	John Z. Paré
Title:	Secretary

ARTICLES OF MERGER

The following Articles of Merger are being submitted in accordance with section(s) 607.1109, 608.4382, and/or 620.203, of the Florida Statutes.

FIRST: The exact name, street address of its principal office, jurisdiction, and entity type for each merging party are as follows:

Name and Street Address		Jurisdiction	Entity Type
1.	Utiliserve, Inc.	Delaware	Corporation
One Hughes Way
Orlando, FL 32805

	Florida Document/Registration Number:	None	FEI Number: 52-2048966

(Attach additional sheet(s) if necessary)

SECOND: The exact name, street address of its principal office, jurisdiction, and entity type of the surviving party is as follows:

Name and Street Address	Jurisdiction	Entity Type
Hughes Utilities, Ltd.	Florida	Limited Partnership
One Hughes Way
Orlando, FL 32805

Florida Document/Registration Number:	A04000001836	FEI Number: 26-0100651

THIRD: The attached Plan of Merger meets the requirements of section(s) 607.1108, 608.438, 617.1103, and/or 620.201, Florida Statutes, and was approved by each domestic corporation, limited liability company, partnership and/or limited partnership that is a party to the merger in accordance with Chapter(s) 607, 617, 608 and/or 620, Florida Statutes.

FOURTH: If applicable, the attached Plan of Merger was approved by the other business entity(ies) that is/are party(ies) to the merger in accordance with the respective laws of all applicable jurisdictions.

FIFTH: If not incorporated, organized or otherwise formed under the laws of the State of Florida, the surviving entity hereby appoints the Florida Secretary of State as its agent for substitute service of process pursuant to Chapter 48, Florida Statutes, in any proceeding to enforce any obligation or rights of any dissenting shareholders, partners, and/or members of each domestic corporation, partnership, limited partnership and/or limited liability company that is a party to the merger.

SIXTH: If not incorporated, organized, or otherwise formed under the laws of the State of Florida, the surviving entity agrees to pay the dissenting shareholders, partners, and/or members of each domestic corporation, partnership, limited partnership and/or limited liability company that is a party to the merger the amount, if any, to which they are entitled under sections(s) 607.1302, 620.205, and/or 608.4384, Florida Statutes.

SEVENTH: If applicable, the surviving entity has obtained the written consent of each shareholder, member or person that as result of the merger is now a general partner of the surviving entity pursuant to section(s) 607.1108(5), 608.4381(2), and/or 620.202(2), Florida Statutes.

EIGHTH: The merger is permitted under the respective laws of all applicable jurisdictions and is not prohibited by the agreement of any partnership or limited partnership or the regulations or articles of organization of any limited liability company that is a party to the merger.

NINTH: The merger shall become effective as of:

The date the Articles of Merger are filed with Florida Department of State

OR

12/31/2004.

(Enter specific date. NOTE: Date cannot be prior to the date of filing.)

TENTH: The Articles of Merger comply and were executed in accordance with the laws of each party’s applicable jurisdiction.

ELEVENTH: SIGNATURE(S) FOR EACH PARTY:

(Note: Please see instructions for required signatures.)

Name of Entity	Signature(s)	Typed or Printed Name of Individual

Utiliserve, Inc.	/s/ John Z. Paré	John Z. Paré, Secretary

Hughes Utilities, Ltd.	Hughes GP & Management, Inc., General Partner

	/s/ John Z. Paré	John Z. Paré, Secretary

(Attach additional sheet(s) if necessary)

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REQUIRED SIGNATURES FOR EACH ENTITY TYPE:

All Corporations:	Signature of Chairman, Vice Chairman, President or any officer.

All General Partnerships:	Signatures of two partners.

All Domestic Limited Partnerships:	Signatures of all general partners.

All Non-Florida Limited Partnerships:	Signature of one general partner.

All Limited Liability Companies:	Signature of a member or authorized representative of a member.

All Other Business Entities:	In accordance with the laws of their jurisdiction.

Make checks payable to Florida Department of State and mail to:

Mailing address:	Street Address:
Division of Corporations	Division of Corporations
P.O. Box 6327	409 E. Gaines St.
Tallahassee, FL 32314	Tallahassee, FL 32399

FILING FEES

For each Limited Partnership	$52.50 (if merger filed pursuant to s. 608.4382, $25.00)

For each Limited Liability Company:	$25.00

For each Corporation:	$35.00

For each General Partnership	$25.00

All Others:	No Charge

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STATE OF DELAWARE

CERTIFICATE OF MERGER OF A

FOREIGN CORPORATION INTO

A DOMESTIC LIMITED PARTNERSHIP

Pursuant to Title 6, Section 17-211 of the Delaware Limited Partnership Act.

FIRST: The name of the surviving limited partnership is Southwest Stainless, L.P., a Delaware Limited Partnership.

SECOND: The names of the Corporations being merged into the surviving Limited Partnership are Metals, Inc. – Gulf Coast Division; Metals, Incorporated; and Stainless Tubular Products, Inc.; all Foreign Corporations, all incorporated in the State of Oklahoma.

THIRD: The jurisdiction in which this Limited Partnership was formed is Delaware.

FOURTH: The agreement of merger or consolidation has been approved and executed by each of the business entities which is to merge or consolidate.

FIFTH: The name of the surviving Limited Partnership is Southwest Stainless, L.P..

SIXTH: An agreement of merger or consolidation is on file at a place of business of the surviving Delaware Limited Partnership and the address thereof is One Hughes Way, Orlando, FL 32805.

SEVENTH: A copy of the agreement of merger or consolidation will be furnished by the surviving Limited Partnership, on request and without cost, to any partner of any domestic limited partnership or any person holding an interest in any other business entity which is to merge or consolidate.

EIGHTH: The effective date of the merger shall be December 31, 2004.

IN WITNESS WHEREOF, said Limited Partnership has caused this certificate to be signed by its general partner(s), this 21st day of December, A.D., 2004.

By:	HUGHES GP & MANAGEMENT, INC.

By:	/s/ John Z. Paré
John Z. Paré, Secretary